SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
HASTINGS ENTERTAINMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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3601 Plains Boulevard
Amarillo, Texas 79102
May 16, 2008
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of Hastings Entertainment, Inc. (the “Annual Meeting”) to be held at the Hastings Store Support Center on Wednesday, June 4, 2008, at 4:00 p.m., central daylight savings time. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas 79102.
     The attached Notice of Annual Meeting and Proxy Statement describes fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, shareholders will consider and vote upon the election of two members of the Board of Directors and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.
     Many of our directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.
     We urge you to review carefully the accompanying material and to promptly return the enclosed proxy card or vote by telephone or via the Internet as instructed on your proxy card. Voting by proxy, telephone or Internet will not prevent you from voting in person at the Annual Meeting.
Sincerely,
/s/ John H. Marmaduke
John H. Marmaduke
Chairman of the Board

3601 Plains Boulevard
Amarillo, Texas 79102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2008
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Hastings Entertainment, Inc. will be held on Wednesday, June 4, 2008, at 4:00 p.m., central daylight savings time at the Hastings Store Support Center, located at 3601 Plains Boulevard in Amarillo, Texas, for the following purposes:
(1)	to elect two directors to our Board of Directors for a term expiring in 2011;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

(3)	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.
     The close of business on April 22, 2008 was fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
     Shareholders are urged to vote by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States, by telephone or via the Internet as instructed on the proxy card. Voting by proxy, telephone or Internet will not prevent shareholders from voting in person at the Annual Meeting.
By Order of the Board of Directors,
/s/ Natalya A. Ballew
NATALYA A. BALLEW
Corporate Secretary
Amarillo, Texas
May 16, 2008

PROXY STATEMENT

Hastings Entertainment, Inc.
3601 Plains Boulevard
Amarillo, Texas 79102
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 4, 2008

GENERAL QUESTIONS AND ANSWERS
Q:	When is the Proxy Statement being mailed and who is soliciting proxies?

A:	This Proxy Statement is first being mailed on or about May 16, 2008, to shareholders of the Company by the Board of Directors to solicit proxies for use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Wednesday, June 4, 2008, at 4:00 p.m. central daylight savings time at the Hastings Store Support Center. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas.

Q:	Who may attend the Annual Meeting?

A:	All of our shareholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on April 22, 2008, which is referred to as the record date, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:
•	the election of two directors to the Board of Directors for a term expiring in 2011;

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

•	any other business that may properly come before the Annual Meeting or any adjournments thereof.
Q:	How do I vote?

A:	You may vote by attending the Annual Meeting or, if you chose not to attend, by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, by telephone or via the Internet, as instructed on the proxy card. If you vote by proxy and then decide to attend the Annual Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:
•	FOR the election of the persons named as nominees for election as director for a term expiring in 2011 under the caption “Proposal No. 1: Election of Two Directors;”

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

•	at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting or any adjournments thereof.
If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. The proxy may be revoked at any time by either providing written notice of revocation to Natalya A. Ballew, Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, or by attending the Annual Meeting and voting in person. If you sign and send your proxy but do not indicate how you want to vote, your proxy will be voted FOR the two proposals.

Q:	If I abstain from voting or withhold authority to vote for the proposals, will my shares be counted in the vote?

A:	If you abstain from voting or elect to withhold authority to vote for the two proposals, your shares will not be counted in the vote.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker is required to vote your shares in accordance with instructions received from you. Your broker may vote your shares on the proposals if your broker does not receive instructions from you, but is not required to do so. To be sure your shares are voted, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker how to vote your shares, your shares may not be counted in the vote on any of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services, Inc., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of the record date, 10,268,438 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from, and have no effect on the outcome of, the matters to be voted upon.

Q:	What is the required vote for the election of a director?

A:	The nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting.

Q:	How much did this proxy solicitation cost?

A:	The entire cost of the proxy solicitation will be borne by the Company. We have hired Mellon Investor Services, Inc. to assist in the distribution of proxy materials and solicitation of votes at a cost of $5,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

PROPOSAL NO. 1:
ELECTION OF TWO DIRECTORS
Our Board of Directors (the “Board”) is divided into three classes, each consisting of two directors. Members of each class of directors generally serve for a term of three years. A director serves until the Annual Meeting of Shareholders in the year in which his or her term expires or until his or her successor is elected and qualified or until the earlier of his or her resignation, death or removal.
The terms of Mr. Daryl L. Lansdale and Mr. Frank O. Marrs expire at this Annual Meeting. The Board has nominated each for reelection as a director to serve for a three-year term expiring at our Annual Meeting in 2011, or until a successor is elected and qualified or upon resignation, death or removal.
In order to be elected a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.
Each nominee has indicated his or her willingness to serve as a member of the Board if elected; however, if a nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee. Proxies cannot be voted for more than one nominee for each director position to be filled at the Annual Meeting.
Set forth below is information as to the nominees for election at the Annual Meeting, and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies.
The Board recommends a vote FOR the nominees listed below for election as directors (Proposal 1 on the proxy card.)
Nominees for Election to the Board of Directors
Daryl L. Lansdale, age 67, has served as a director of Hastings since March 2001 and is a member of our Audit Committee, our Compensation Committee, and our Director Nominating Committee. Since 2002, Mr. Lansdale has been a consultant and a private investor. Mr. Lansdale was President of Rush Retail Centers from March 1998 to January 2002.
Frank O. Marrs, age 63, has served as a director of Hastings since April 2003 and is the Chairman of our Audit Committee and a member of our Director Nominating Committee and Executive Committee. Mr. Marrs has served as Chief Executive Officer of Gupton Marrs International since 2001. Prior to that, Mr. Marrs was employed by KPMG LLP, serving in several leadership positions, including National Managing Partner of Audit.
Other Directors Whose Terms of Office Continue After the Annual Meeting
Ann S. Lieff, age 56, has served as a director of Hastings since December 2001 and is a member of our Audit Committee, our Compensation Committee, and our Director Nominating Committee. Ms. Lieff’s current term as director expires in 2010. Ms. Lieff is the founder of The Lieff Company and has been its President since 1998. Ms. Lieff currently serves as a board member of Herzfeld Caribbean Basin Fund, Inc., Birks & Mayors Inc., and is a member of the Executive Advisory Board of University of Denver, Daniels College of Business. Ms. Lieff also served as a Board member of Claires Stores, Inc from 2003 through 2007.
Danny W. Gurr, age 50, has served as a director of Hastings since September 2005 and is the Chairman of our Compensation Committee and a member of our Director Nominating Committee. Mr. Gurr’s current term as director expires in 2010. Mr. Gurr is a management consultant and has served as a director of Cost Plus, Inc., a leading specialty retailer of casual home living and entertaining products since 1995. He also served as interim President of Cost Plus, Inc. during 2005. Since September 2004, Mr. Gurr has served as Director and President of Make Believe Ideas, Inc., a publisher of children’s books. Mr. Gurr also serves as Director of Millennium House, an

Australian publishing company. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher.
John H. Marmaduke, age 61, has served as Hastings’ President and Chief Executive Officer since July 1976 and as Chairman of the Board since October 1993. He is a member of our Executive Committee. Mr. Marmaduke’s current term as director expires in 2009. Mr. Marmaduke also serves on the Board of Directors of Entertainment Merchants Association. Mr. Marmaduke received the 1998 Ernst & Young Entrepreneur of the Year award for the Southwest Retail/Consumer Products Industry. Mr. Marmaduke has been active in the entertainment retailing industry with us and our predecessor company for over 30 years.
Jeffrey G. Shrader, age 57, has served as a director of Hastings since October 1992 and is a member of our Executive Committee. Mr. Shrader’s current term as director expires in 2009. Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, P.C. in Amarillo, Texas since January 1993. Mr. Shrader is also Chairman of the Board of Directors of Parallel Petroleum Corporation.
CORPORATE GOVERNANCE
Independence
The NASDAQ Stock Market LLC (“NASDAQ”) has adopted independence standards for companies listed on NASDAQ, including Hastings. These standards require that a majority of the Board and each member of the audit, compensation and director nominating committees be “independent” within the meaning of the standards, subject to certain limited exceptions. The Board, applying the NASDAQ standards, has determined that four of our six directors (i.e. Ms. Lieff and Messrs. Gurr, Lansdale and Marrs) are independent and that no relationship exists as to any such independent director that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In addition, each member of the Audit Committee qualifies under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. Accordingly, the Board has determined that the Board of Directors and committees of Hastings meet applicable independence standards of NASDAQ and the SEC.
Nomination of Directors
Minimum Qualifications of Directors
We have not adopted specific qualification criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NASDAQ and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Director Nominating Committee believes that each director should have an understanding of (i) our principal operational and financial objectives and plans and strategies, (ii) the results of operations and financial condition of Hastings and our business, and (iii) the relative standing of Hastings and our product categories in relation to our competitors.

Director Nomination Process
The Director Nominating Committee is responsible for making recommendations to the Board regarding nominees for election to the Board. It seeks to identify and recruit the best available Board candidates by evaluating qualified Board candidates submitted by incumbent directors, shareholders, Hastings’ management or third party search firms. When it is necessary to fill a Board vacancy or elect an additional Board member, the Director Nominating Committee will request that each Director submit a list of potential candidates for consideration. The Director Nominating Committee also will consider candidates submitted by shareholders (see “Consideration of Shareholder Nominated Directors” below), or submitted by our management. If the Director Nominating Committee deems it necessary, it will retain an independent third party search firm to provide potential candidates. The Director Nominating Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is qualified to serve on the Board. The Director Nominating Committee will evaluate qualified shareholder nominees on the same basis as those submitted by Board members, our management, third party search firms or other sources.
If the process yields one or more desirable Board candidates, the Director Nominating Committee will rank them by order of preference based on each candidate’s respective qualifications and our Company’s needs. A member of the Director Nominating Committee will then contact the preferred candidate or candidates to evaluate their potential interest and schedule an interview with the entire Director Nominating Committee. All interviews will be held in person and will be conducted by the Director Nominating Committee members. Based upon interview results and appropriate background checks, the Director Nominating Committee will re-evaluate the candidate at a committee meeting and vote on its recommendation to the Board. If a majority of the Director Nominating Committee members vote to recommend the candidate, the Board will be promptly notified of such recommendation.
When nominating a sitting Director for re-election at an annual meeting, the Director Nominating Committee will consider the Director’s performance on the Board and the Director’s qualifications in respect of the criteria referred to above.
Consideration of Shareholder Nominated Directors
The Director Nominating Committee will consider for inclusion in our proxy materials potential nominees submitted by shareholders. Any shareholder may submit a candidate for consideration by sending the following information to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102: (i) shareholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and Hastings; and (vi) a signed statement from the candidate, confirming his/her willingness to serve on the Board. In order for our Board to consider a candidate submitted by a shareholder, the foregoing information must be received not less than 90 days, nor more than 120 days, prior to a meeting of shareholders for the election of Directors; provided, that if less than 40 days’ notice of such meeting is given to shareholders, the foregoing information must be received no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Corporate Secretary will promptly forward such materials to a member of the Director Nominating Committee. The Corporate Secretary also will maintain copies of such materials for future reference by the Director Nominating Committee when filling Board positions.

Shareholder Nominations of Directors
Section 2.05 of our Bylaws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the Board of Directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in our Bylaws. To comply with the advance notice provision of our Bylaws, a shareholder who wishes to nominate a director at the 2009 Annual Meeting must provide written notice not less than fifty days prior to such meeting. The notice must contain the information required by Section 2.05(a) of our Bylaws. A shareholder may contact our Corporate Secretary to obtain a copy of Section 2.05(a).
Shareholder Communication with the Board of Directors
Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual Director or Directors to whom the communication is directed.
Code of Conduct
The Company has adopted a Code of Conduct, which is applicable to and signed by all employees upon beginning employment with the Company. The Code of Conduct is currently available on our website, (www.gohastings.com). The Audit Committee Charter, the Compensation Committee Charter, the composition of each Board committee and director biographies are also available on our website.

MEETINGS AND COMMITTEES OF THE BOARD
Meetings of Independent Directors
Our independent directors meet in executive session in conjunction with regularly scheduled Board of Directors Meetings and more frequently as deemed necessary.
Board Meetings
During fiscal 2007, our Board held eight meetings. During fiscal 2007, each incumbent director participated in at least 90% of the aggregate number of meetings for the Board and applicable Committee meetings held during the period for which he or she was a director.
Committees
Our Board has an Audit Committee, a Compensation Committee, a Director Nominating Committee, and an Executive Committee.
•	The Audit Committee undertakes a variety of activities designed to assist our Board in fulfilling its oversight role regarding the professional services and independence of Hastings’ independent registered public accounting firm and our accounts, procedures and internal controls. The Audit Committee acts pursuant to a charter that was adopted and became effective December 5, 2003. The Audit Committee is responsible for (i) appointing the independent registered public accounting firm, (ii) reviewing the scope of, and approving in advance the fees for, the annual audit and any non-audit services, (iii) reviewing with Hastings’ independent registered public accounting firm, the corporate accounting practices and policies, (iv) reviewing Hastings’ independent registered public accounting firms’ final report, (v) establishing the scope of procedures for, supervising and evaluating the internal audit department, (vi) reviewing with internal auditors and the independent registered public accounting firm overall accounting and financial controls, (vii) being available to the independent registered public accounting firm during the year for consultation purposes, (viii) reviewing the annual audited and quarterly financial statements with management and the independent registered public accounting firm, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ix) discussing our earnings press releases, as well as financial information and earnings guidance provided by Hastings, with the Chief Financial Officer; and (x) establishing and maintaining procedures for receiving, retaining and tracking confidential and anonymous complaints about our accounting, internal controls or other auditing matters.

The current members of our Audit Committee are Frank O. Marrs (Chair), Daryl L. Lansdale, and Ann S. Lieff. All current members of the Audit Committee are independent as defined by the relevant rules of the SEC and NASDAQ. In addition, the Board has determined that each current member of the Audit Committee is financially literate and that Mr. Marrs is an “audit committee financial expert” as defined by regulations promulgated by the SEC. During fiscal 2007, the Audit Committee met eight times.

•	The Compensation Committee, among other things, recommends the compensation of our executive officers and recommends grants of options and other awards under our incentive stock plans for consideration by the Board of Directors. See “Compensation Discussion and Analysis.” Committee members for fiscal 2007 were Danny W. Gurr (Chair), Daryl L. Lansdale, and Ann S. Lieff, all of whom were eligible to serve under the NASDAQ independence standards during the period of their respective service. The Compensation Committee acts pursuant to a Charter that was adopted and became effective April 20, 2005. The Compensation Committee met five times in fiscal 2007.

•	The Director Nominating Committee formally nominates individuals for consideration as directors and makes recommendations to the Board of Directors regarding the size, composition and committees of the Board. A charter has not yet been adopted for the Director Nominating Committee. The current members of the Director Nominating Committee are Daryl L. Lansdale, Ann S. Lieff, Danny W. Gurr, and Frank O. Marrs. The Director Nominating Committee did not meet during fiscal 2007.

•	The Executive Committee was reestablished in fiscal 2006. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company’s business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. A charter has not yet been adopted for the Executive Committee. The current members of the Executive Committee are John H. Marmaduke, Frank O. Marrs, and Jeffrey G. Shrader. The Executive Committee did not meet during fiscal 2007.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Gurr and Lansdale, and Ms. Lieff. There are no interlocks, as defined in applicable Securities and Exchange Commission rules. No officer or former officer of Hastings is a member of the Compensation Committee.
Board Attendance at the Annual Meeting
Our Board members are encouraged to attend the Annual Meeting of Shareholders, and we generally schedule a Board meeting on the same day as the Annual Meeting to facilitate their attendance. All six board members were in attendance for the 2007 Annual Meeting, held on June 6, 2007.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
The Compensation Committee of the Board has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s executives is fair, reasonable and competitive.
Compensation Philosophy and Objectives
Our compensation program is designed to attract, motivate, reward and retain management talent that Hastings needs in order to achieve its business goals. We intend to reward executives for achieving annual goals, to link executive and shareholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions and company performance. A meaningful portion of each executive’s total compensation is intended to be based and contingent upon our annual and long-term performance.
Our success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. Our philosophy is to provide our executives with competitive base salaries, rewards for performance and accomplishments on a semi-annual basis and incentives to meet long-term objectives.
Role of Executives in Establishing Compensation
Of our named executive officers, only our Chief Executive officer provides the Compensation Committee with his recommendations for changes to compensation packages or policies of the other named executive officers. The Compensation Committee values the CEO’s opinion as to compensation decisions because he is in a position to see the day-to-day activities of the named executive officers reporting directly to him and because he desires to preserve the competitiveness of our compensation packages in relation to peer companies.
Impact of Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits the federal tax deductibility of compensation paid to our Chief Executive Officer and our four other highest paid officers to $1,000,000, but it provides an exception to the limitation for certain performance-based compensation. While we believe that the compensation paid under our plans should be fully deductible for federal income tax purposes, the Compensation Committee retains the authority to evaluate the performance of our named executive officers and pay appropriate compensation, even if some compensation will not be deductible under Section 162(m).
Compensation Components
We pay for performance based on an individual’s level of responsibility. We motivate performance by recognizing the performance period’s results and by providing incentives for improvement in the future. The four major components of our compensation program are base salary, incentive bonus awards made on a semi-annual basis, long-term incentive awards, and supplemental executive retirement plan contributions. Although not a major portion of compensation, we also provide our executives, and some other employees with certain other benefits such as a health club membership, country club dues, reimbursement for membership dues in business related organizations, and limited administrative assistance for personal use, among other items. The Compensation Committee does not consider the monetary value of these additional benefits material. When an actual cost is associated with a benefit, such as a health club membership, that cost is included in the total compensation shown for the executive.
Base Salary. Our compensation philosophy is to make cash compensation competitive with other companies of comparable size and operating locations in order to help motivate and retain executive officers and provide a strong incentive to achieve our specific goals. Initially, our Chief Executive Officer recommends base salary amounts to the Compensation Committee. In reviewing these recommendations, our committee uses a number of surveys to determine competitive salary positions. Since our general headquarters and most of our retail operations are not located in large metropolitan areas, our salary ranges are targeted at the median level of the survey data. In determining the base salaries of executives, the Compensation Committee considers a variety of factors, including our Company’s overall financial performance, competitive positioning (comparing Hastings’ salary structure with salaries paid by other companies, including entertainment and non-entertainment retailing companies) and our business performance. We also consider a number of objective and subjective factors unique to each individual, including the executive’s performance, job responsibilities, current and long-term value to Hastings, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. During fiscal 2007, the Compensation Committee, with the help of the Company’s Human Resources Department, undertook a market evaluation of the compensation of the Company’s executives, with data provided by the Economic Research Institute (“ERI”). On August 1, 2007, the Committee updated the structure of the Company’s executive compensation based on this review. The following tables report the total minimum compensation before and after the change in compensation structure for each executive officer.

	Total Minimum	Total Minimum
	Compensation	Compensation
	Prior to	After
	08/01/07	08/01/07
John H. Marmaduke	$400,000	$412,000
Dan Crow	$207,410	$212,595
Alan Van Ongevalle	$192,908	$217,780
Kevin Ball	$165,485	$169,622
Phil McConnell	$150,000	$153,750
John Hintz	$120,000	$147,600
Incentive Awards Made on a Semi-Annual Basis. A portion of an executive officer’s income is based upon the Corporate Officer Incentive Program (“COIP”). This program provides for an incentive cash payment (“ICP”) to be paid to an executive officer (participant) based upon the Company’s achieving certain financial incentive targets. The index amount of the ICP for a participant is expressed as a percentage of the participant’s base salary. Generally, the higher the level of an officer’s responsibility with Hastings, the greater the index percentage.
Each fiscal year is divided into two separate six-month performance periods, and an ICP is determined for each period. A participant’s ICP presently may be as high as 295% or as low as 0% (performance percentage) of his index amount depending upon the degree the Company exceeds or fails to achieve the financial incentive target for the performance period. Amounts payable under the COIP are variable, and thus a significant portion of each officer’s annual compensation is essentially at risk.
On August 1, 2007, as a result of the market evaluation discussed above, certain executives’ base salary and bonus percentage were reviewed and changed where the Compensation Committee deemed it appropriate. The following table reports the stated bonus percentage before and after the changes in bonus percentages for each officer employed at August 1, 2007.

	COIP Bonus	COIP Bonus
	Percentage	Percentage
	Prior to	After
	08/01/07	08/01/07
John H. Marmaduke	100%	100%
Dan Crow	40%	40%
Alan Van Ongevalle	35%	40%
Kevin Ball	25%	25%
Phil McConnell	20%	20%
John Hintz	35%	35%
For each of the performance periods in fiscal 2007, the financial incentive targets for COIP were based upon comparable-store revenue growth and operating income growth benchmarked against the Company’s internal budget. Stores included in the comparable-store revenue calculation are those stores that have been open for a minimum of 60 weeks. Operating income is defined as income before taxes, interest, and other non-operating items. In fiscal 2007, during the first six-month performance period, the performance percentage realized, based on an amended performance grid, was 145%. In the second six-month performance period the performance percentage realized was 0%. The Compensation Committee is authorized to amend or make variations from the approved COIP performance grid if the Committee determines that applying the grid does not fairly compensate executives for Company performance. For the first half of fiscal 2007, the Committee amended the performance grid, and for the second half of 2007, the Compensation Committee varied from the performance grid and approved a bonus totaling 75% of each executive’s index percentage. The Committee’s decision to amend or vary from the performance grid was based on the Company achieving record profits during a difficult retail industry environment. These actions by the Committee applied to all compensation subject to the plan performance goals.
Within 90 days after the end of each performance period, each participant’s base salary for the period is multiplied by the participant’s index percentage and the performance percentage to determine the participant’s ICP for the performance period in question. Per the terms of the COIP, the maximum ICP payable is the lesser of 250% of the participant’s most recent annualized base salary or $1.0 million.
Long-term Incentive Awards. Long-term incentive awards are intended to develop and retain strong management through share ownership. Stock options and grants are the primary long-term incentives granted to officers, as well as some of our other key employees. The Compensation Committee believes that a significant portion of officers’ compensation should depend on value created for the shareholders. Options and performance based restricted stock grants are an excellent way to accomplish this because they tie the officers’ interests directly to the shareholders’ interests. Relative to other types of equity awards, stock options generally provide our employees with a better incentive to grow our stock price because they will realize value from the stock options only to the extent that our stock price increases.
The number of options or performance based restricted stock awards granted to officers is based upon individual performance and level of responsibility. Option grants and performance based restricted stock grants must be of sufficient size to provide a strong incentive for executives to work for long-term business interests and to become significant owners of the business. The Compensation Committee reviews information for long-term compensation awards and endeavors to make option grants that provide the necessary incentive to attract and retain qualified executives. Stock options and performance-based stock grants are reviewed annually by the Compensation Committee, during its December meeting. At that time, any new options or restricted stock awards will be awarded based upon the Committee’s review and evaluation.
Supplemental Executive Retirement Plan (“SERP”). In fiscal 2006, the Company adopted a nonqualified deferred compensation SERP to serve as supplemental income for executives who retire from the Company. For each executive 50 years or older, 10% of his or her annual salary and bonus will be contributed yearly to the participant’s SERP account. For each executive under 50 years old, 5% of his or her annual salary and bonus will be contributed yearly to the participant’s SERP account. For each executive whose age and service total 60 at December 31, 2006, the Company will for the five years beginning with 2006 and ending with 2010 contribute an additional 10% of the participant’s annual salary and bonus to the participant’s SERP account. A participant will be fully vested in his or her SERP when the participant’s age plus his or her years of service total 60 years, or upon death, disability, or involuntary termination without cause. The Company will credit interest to each participant’s account at an annual rate equal to the Moody’s Long-Term Corporate AA Bond yield as of January 1 of each plan year. The rate was 5.80% as of January 1, 2008.
Other. The Company historically has owned a house in New Mexico that may be used by management, including executive officers, and invited guests. When and if an employee stays in the house, the rental value of the stay is included as compensation to the employee for tax purposes. Hastings also owns an aircraft. If any part of an employee’s use of the aircraft involves personal use, the value of the personal portion of the flight, determined by the variable cost of the personal use, is included as compensation to the employee for tax purposes and presented in the Summary Compensation Table under “Other Compensation”. Such variable costs approximate $450 per hour.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement
THE COMPENSATION COMMITTEE
Danny Gurr, Chairman
Daryl L. Lansdale
Ann S. Lieff

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the annual and long-term compensation earned during the last two fiscal years by the Chief Executive Officer and each of our four other most highly compensated officers during fiscal 2007 (collectively, the “named executive officers”).

						Non-Equity
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other	Total
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Compensation
Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	Earnings ($)(4)	($) (5)	($)

John H. Marmaduke	2007	$421,292	$—	$67,264	$19,898	$290,000	$147,682	$23,136 (6)	$969,272
Chairman of the Board,	2006	318,654	—	—	2,835	397,188	140,861	8,903	868,441
President and Chief Executive Officer

Dan Crow	2007	217,940	—	47,077	5,522	60,149	57,815	7,495	395,998
Vice President and	2006	171,524	—	—	769	150,937	63,459	8,406	395,095
Chief Financial Officer

Alan Van Ongevalle	2007	219,600	25,000 (7)	53,797	6,982	60,149	15,592	7,344	388,464
Senior Vice President of	2006	158,501	—	—	962	123,853	13,865	7,088	304,269
Merchandising

Philip McConnell(8)	2007	158,715	—	20,181	11,871	21,750	8,997	65,570 (9)	287,084
Vice President, Divisional	2006	89,423	—	—	5,559	8,765	4,332	23,096	131,175
Merchandise Manager

Kevin Ball	2007	173,886	—	40,346	4,066	29,994	20,421	4,347	273,060
Vice President of Marketing	2006	149,061	—	—	577	69,290	10,801	5,646	235,375

(1)	Amounts shown for stock awards refer to performance based restricted stock grants, for which the Company estimates that it is probable the performance criteria will be met. For each stock award, the value shown is that amount included in the Company’s financial statements in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“FAS 123 (R)”). See the Company’s Annual Report on 10-K for the year ended January 31, 2008 for a complete discussion of the performance based restricted stock grants.

(2)	For each of the stock option grants, the value shown is what is also included in the Company’s financial statements in accordance with FAS 123 (R). See the Company’s Annual Report for the year ended January 31, 2008 for a complete description of the FAS 123 (R) valuation. The actual number of awards granted is shown in the “Grants of Plan-Based Awards” table included in this proxy statement.

(3)	The amounts shown reflect payments under the Corporate Officer Incentive Program (“COIP”). Please see the “Compensation Discussion and Analysis” for more information regarding the Company’s COIP and the 2007 COIP awards and performance measures.

(4)	The amounts shown reflect contributions and earnings credited to the executive’s supplemental executive retirement plan (“SERP”), which was adopted during fiscal 2006. Please see the “Compensation Discussion and Analysis” for more information regarding the Company’s SERP.

(5)	Amounts shown in other compensation primarily include matching amounts paid by Hastings to the named executive’s 401(k) Plan, annual contributions paid by Hastings to the named executive’s Associate Stock Ownership Plan, amounts for health club benefits, country club dues, moving reimbursements, taxable usage of the Company plane, and taxable use of the Company house in Taos, New Mexico.

(6)	This amount includes perquisites and other personal benefits consisting of health cub dues and use of the Company house in Taos, New Mexico, neither of which exceed the greater of $25,000 or 10% of total perquisites and other personal benefits, and personal usage of the Company airplane totaling $14,708.

(7)	This amount includes a one-time bonus awarded at the discretion of the Chief Executive Officer. The Compensation Committee has bestowed upon the CEO the authority to grant one-time discretionary bonuses, in order to reward individual executives for services that are above and beyond the call of duty. All other bonus payments are reported under “Non-Equity Incentive Plan Compensation” in this Summary Compensation Table.

(8)	Philip McConnell joined the Company on June 12, 2006.

(9)	This amount includes moving expense reimbursements of $63,593.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning stock and option awards and equity and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended January 31, 2008.

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date
		Estimated Future			Estimated Future			Number	Awards:	Exercise	Fair
		Payouts Under			Payments Under			of	Number	or Base	Value
		Non-Equity Incentive			Equity Incentive			Shares	of	Price of	of Stock
		Plan Awards (1)			Plan Awards (2)			of	Securities	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units	Options	($/sh)	Awards (3)
John H. Marmaduke	08/01/07	—	$412,000	$1,000,000	—	—	—	—	—	—	N/A
	12/08/07	—	—	—	—	30,000	30,000	—	—	—	$290,100
	12/08/07	—	—	—	—	—	—	—	19,056	$10.64	$53,988
	12/08/07	—	—	—	—	—	—	—	944	$9.67	$2,984
Dan Crow	08/01/07	—	$85,038	$250,862	—	—	—	—	—	—	N/A
	12/08/07	—	—	—	—	15,000	15,000	—	—	—	$145,050
	12/08/07	—	—	—	—	—	—	—	7,500	$9.67	$30,566
Alan Van Ongevalle	08/01/07	—	$87,112	$256,980	—	—	—	—	—	—	N/A
	12/08/07	—	—	—	—	20,000	20,000	—	—	—	$193,400
	12/08/07	—	—	—	—	—	—	—	10,000	$9.67	$40,754
Phil McConnell	08/01/07	—	$30,750	$90,713	—	—	—	—	—	—	N/A
	12/08/07	—	—	—	—	7,500	7,500	—	—	—	$72,525
	12/08/07	—	—	—	—	—	—	—	5,000	$9.67	$20,377
Kevin Ball	08/01/07	—	$42,406	$125,096	—	—	—	—	—	—	N/A
	12/08/07	—	—	—	—	10,000	10,000	—	—	—	$96,700
	12/08/07	—	—	—	—	—	—	—	5,000	$9.67	$20,377

(1)	The amounts shown reflect grants of fiscal 2007 Corporate Officer Incentive Program (“COIP”) awards. In fiscal 2007, our Compensation Committee established target COIP awards, expressed as a percentage of the executive’s base salary, and Company performance measures for the purpose of determining the amount paid out under the COIP for each executive officer. The amount shown in the “target” column represents the amount payable under the COIP if target performance levels are reached. For 2007, target payments under the COIP as a percentage of the executive’s base salary were: 100% for Mr. Marmaduke; 40% for Messrs. Crow and Van Ongevalle; 20% for Mr. McConnell; and 25% for Mr. Ball. The amount shown in the “maximum” column represents the maximum amount payable under the COIP, which is 295% of the target amount shown. The amount shown in the “threshold” column represents the amount payable under the COIP if only the minimum level of Company performance of the COIP is attained, which is 0% of the target amount shown. Please see the “Compensation Discussion and Analysis” for more information regarding the Company’s COIP and the 2007 COIP awards and performance measures.

(2)	The amounts shown reflect potential grants of performance shares under our 2002 and 2006 Incentive Stock Plan. The grant will be made if the Company performance target of $19.75 million in pre-tax operating income, excluding stock compensation expense and any special adjustments or one time events, is achieved during fiscal 2008 or fiscal 2009. Restricted stock grants, once made shall vest ratably over two years from the date on which the performance target is met, and upon vesting, the person shall be entitled to receive a certificate of such stock. Prior to vesting, a person shall have no right to such stock.

(3)	The amounts included in the “Fair Value of Awards” column represent valuations for both equity incentive plan awards and stock option grants during fiscal 2007. Amounts for equity incentive plan awards are calculated by multiplying the average of the opening and closing price of Hastings stock at December 7, 2007, the date of grant, by the target equity incentive plan award. Amounts for stock option grants represent the full grant date fair value of the awards computed in accordance with Financial Accounting Standards No. 123 (R). For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value	Unearned	Unearned
	Securities	Securities	Securities			Shares or	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			Units of	or Units	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	of Stock	other Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	have not	that have	that have	that have
	Exercisable	Unexercisable (1)	Options	Price	Date	Vested	not Vested	not Vested	not Vested (2)
John H. Marmaduke	11,250	—	—	$3.72	07/24/08	—	—	33,330 (4)	$291,304
	1,600	—	—	$6.31	04/03/09	—	—	30,000 (5)	$262,200
	28,820	—	—	$6.31	04/03/09	—	—	—	—
	75,000	—	—	$3.00	08/07/11	—	—	—	—
	5,557	11,113	—	$7.94	12/01/11	—	—	—	—
	6,800	—	—	$6.63	03/01/12	—	—	—	—
	23,200	—	—	$6.63	03/01/12	—	—	—	—
	—	19,056	—	$10.64	12/07/12	—	—	—	—
	31,509	—	—	$3.39	07/24/13	—	—	—	—
	3,750	—	—	$3.72	07/24/13	—	—	—	—
	9,580	—	—	$5.74	04/03/14	—	—	—	—
	—	944	—	$9.67	12/07/17	—	—	—	—
Dan Crow	12,000	—	—	$3.25	08/01/10	7,500 (3)	$65,550	13,335 (4)	$116,548
	8,000	—	—	$3.00	08/07/11	—	—	15,000 (5)	$131,100
	7,000	—	—	$6.63	03/01/12	—	—	—	—
	5,046	—	—	$6.63	03/01/12	—	—	—	—
	22,954	—	—	$6.63	03/01/12	—	—	—	—
	10,000	—	—	$3.39	07/24/13	—	—	—	—
	12,534	—	—	$3.39	07/24/13	—	—	—	—
	2,466	—	—	$3.39	07/24/13	—	—	—	—
	10,000	—	—	$5.74	04/03/14	—	—	—	—
	15,000	—	—	$5.74	04/03/14	—	—	—	—
	7,500	—	—	$5.37	01/27/16	—	—	—	—
	1,333	5,332	—	$7.22	12/01/16	—	—	—	—
	—	7,500	—	$9.67	12/07/17	—	—	—	—
Alan Van Ongevalle	30,000	—	—	$3.55	03/14/10	7,500 (3)	$65,550	16,665 (4)	$145,652
	12,000	—	—	$6.63	03/01/12	—	—	20,000 (5)	$174,800
	3,000	—	—	$6.63	03/01/12	—	—	—	—
	17,878	—	—	$3.39	07/24/13	—	—	—	—
	8,122	—	—	$3.39	07/24/13	—	—	—	—
	15,000	—	—	$5.74	04/03/14	—	—	—	—
	1,424	—	—	$5.74	04/03/14	—	—	—	—
	8,576	—	—	$5.74	04/03/14	—	—	—	—
	7,500	—	—	$5.37	01/27/16	—	—	—	—
	1,667	6,668	—	$7.22	12/01/16	—	—	—	—
	—	10,000	—	$9.67	12/07/17	—	—	—	—
Philip McConnell	2,000	8,000	—	$7.54	06/12/16	—	—	10,000 (4)	$87,400
	1,000	4,000	—	$7.22	12/01/16	—	—	7,500 (5)	$65,550
	—	5,000	—	$9.67	12/07/17	—	—	—	—
Kevin Ball	10,000	—	—	$6.10	04/28/14	7,500 (3)	$65,550	10,000 (4)	$87,400
	7,500	—	—	$5.37	01/27/16	—	—	10,000 (5)	$87,400
	1,000	4,000	—	$7.22	12/01/16	—	—	—	—
	—	5,000	—	$9.67	12/07/17	—	—	—	—

(1)	Unexercisable options listed above vest at a rate of 20% per year over the first five years of the ten-year option term, except for 30,169 unexercisable options held by John H. Marmaduke, which vest at a rate of 33% per year over the first three years of a six-year option term.

(2)	Based on the closing price of our common stock as of January 31, 2007 ($8.74), as reported on NASDAQ.

(3)	The amounts shown reflect future grants of performance shares under our 2002 and 2006 Incentive Stock Plan. During fiscal 2007, the Company reached the performance target of $15.0 million in pre-tax operating income, excluding stock compensation expense and any special adjustments or one-time events, necessary to grant these performance shares. Accordingly, the shares will be granted during fiscal 2008. Restricted stock grants, once made shall vest ratably over two years from the date on which the performance target is met, and upon vesting, the person shall be entitled to receive a certificate of such stock. Prior to vesting, a person shall have no right to such stock.

(4)	The amounts shown reflect potential grants of performance shares under our 2002 and 2006 Incentive Stock Plan. The grants will be made if the Company achieves $17.5 million in pre-tax operating income, excluding stock compensation expense and any special adjustments or one-time events, during fiscal 2008. Restricted stock grants, once made shall vest ratably over two years from the date on which the performance target is met, and upon vesting, the person shall be entitled to receive a certificate of such stock. Prior to vesting, a person shall have no right to such stock.

(5)	The amounts shown reflect potential grants of performance shares under our 2002 and 2006 Incentive Stock Plan. The grants will be made if the Company achieves $19.75 million in pre-tax operating income, excluding stock compensation expense and any special adjustments or one-time events, during fiscal 2008 or 2009. Restricted stock grants, once made shall vest ratably over two years from the date on which the performance target is met, and upon vesting, the person shall be entitled to receive a certificate of such stock. Prior to vesting, a person shall have no right to such stock.

OPTION EXERCISES AND STOCK VESTED
     The following table sets forth the number and value of all options exercised during fiscal 2007 by the named executive officers.

	Option Awards		Stock Awards (1)
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	On Exercise (2)	Acquired on Vesting	on Vesting
John H. Marmaduke	—	—	—	—
Dan Crow	12,000	$51,840	—	—
Alan Van Ongevalle	11,000	$48,765	—	—
Philip McConnell	—	—	—	—
Kevin Ball	—	—	—	—

(1)	No stock awards were vested during fiscal 2007.

(2)	Value Realized is determined using the difference between the option price (fair market value at the date of grant) and the exercise price (fair market value on the date of exercise).

NONQUALIFED DEFERRED COMPENSATION
The Company has a plan under which eligible employees may defer portions of their compensation: the Supplemental Executive Retirement Plan (“SERP”). This plan, including the type and amount of compensation that may be deferred and the terms with respect to payouts, withdrawals, and other distributions, is described above under the heading “Compensation Discussion and Analysis.”

			Aggregate
	Executive	Registrant	Earnings	Aggregate	Aggregate
	Contributions	Contributions	During	Withdrawls/	Balance at
Name	In Last FY	in Last FY(1)	Last FY(1)	Distributions	Last FYE

John H. Marmaduke	—	$138,905	$8,777	—	$289,214
Dan Crow	—	$53,903	$3,912	—	$121,576
Alan Van Ongevalle	—	$14,723	$869	—	$29,523
Phil McConnell	—	$8,706	$291	—	$13,350
Kevin Ball	—	$19,704	$717	—	$31,273

(1)	The amounts shown in these columns are reported as 2007 Compensation in the Summary Compensation Table under the column heading “Nonqualified Deferred Compensation Earnings.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Hastings has employment agreements with each of Messrs. Marmaduke, Crow, Van Ongevalle, and Ball. Each employment agreement provides that the executive’s salary shall be determined by the Board of Directors and that the executive’s employment shall continue until terminated by either the executive or Hastings. Either Hastings or the executive has the right to terminate the employment at any time with or without cause by delivering written notice of termination to the other party. Each agreement provides for a severance payment if the agreement is terminated by Hastings without cause (as defined in the respective agreements). Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months, Mr. Crow would receive his base annual salary and bonus for a period of 24 months, and each of Messrs. Van Ongevalle and Ball would receive his base annual salary and bonus for a period of 18 months following the date of termination, payable over a period and at such times as Hastings’ executives receive their regular salary and bonus payments, and any benefits under any plans in which the executive is a participant to the full extent of the executive’s rights under such plans. If the agreements are terminated either voluntarily by the executive or by Hastings with cause (as defined in the respective agreements), or by reason of death or disability, then the Executive will not be entitled to severance payments under his employment agreement. Mr. Connell is currently employed at will, but he retains certain rights as an executive officer and under the SERP plan.
Upon a change in control of Hastings, each executive will receive a payment to compensate him for the loss of long-term capital gains treatment of certain options granted to the executive. Each employment agreement provides that, in the event the executive terminates employment with Hastings, the executive may not, for a period of 18 months following termination, work for or assist a competitor of Hastings, use certain information obtained from Hastings, or induce any other employees of Hastings to terminate their relationship with Hastings.
The following tables show potential payments to our CEO and NEOs under employment contracts for various scenarios involving a change in control or termination of employment, assuming a January 31, 2008 termination date and, where applicable, using the closing price of our common stock ($8.74), as reported on NASDAQ.
John H. Marmaduke

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$1,236,000	$—	$1,236,000	$—	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$1,236,000	$—	$1,236,000	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$144,607	$144,607	$144,607	$289,214	$144,607	$289,214	$289,214	$289,214
Associate Stock Ownership Plan (ASOP) (4)	$60,527	$60,527	$60,527	$60,527	$60,527	$60,527	$60,527	$60,527
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Performance Shares (6)	$—	$—	$—	$—	$—	$—	$—	$—
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$2,110,000	$—
Health and Disability Benefits (8)	$—	$—	$—	$26,209	$—	$26,209	$—	$520,000
Accrued Vacation Pay (9)	$15,846	$15,846	$15,846	$16,333	$—	$15,846	$15,846	$15,846

Dan Crow

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$425,190	$—	$425,190	$—	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$170,076	$—	$170,076	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$60,788	$60,788	$60,788	$121,576	$60,788	$121,576	$121,576	$121,576
Associate Stock Ownership Plan (ASOP) (4)	$35,333	$35,333	$35,333	$35,333	$35,333	$35,333	$35,333	$35,333
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Performance Shares (6)	$—	$65,550	$65,550	$65,550	$—	$65,550	$65,550	$65,550
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,112,975	$—
Health and Disability Benefits (8)	$—	$—	$—	$6,694	$—	$6,694	$—	$430,000
Accrued Vacation Pay (9)	$8,177	$8,177	$8,177	$16,353	$—	$8,177	$8,177	$8,177
Alan Van Ongevalle

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$326,670	$—	$326,670	$—	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$130,668	$—	$130,668	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$29,523	$—	$29,523	$29,523	$29,523
Associate Stock Ownership Plan (ASOP) (4)	$39,907	$39,907	$39,907	$39,907	$39,907	$39,907	$39,907	$39,907
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Performance Shares (6)	$—	$65,550	$65,550	$65,550	$—	$65,550	$65,550	$65,550
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,138,900	$—
Health and Disability Benefits (8)	$—	$—	$—	$18,469	$—	$18,469	$—	$3,010,000
Accrued Vacation Pay (9)	$8,376	$8,376	$8,376	$15,076	$—	$8,376	$8,376	$8,376
Phil McConnell

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$—	$—	$—	$—	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$13,350	$—	$13,350	$13,350	$13,350
Associate Stock Ownership Plan (ASOP) (4)	$—	$—	$—	$—	$—	$—	$—	$—
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Performance Shares (6)	$—	$—	$—	$—	$—	$—	$—	$—
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$818,750	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$2,143,531
Accrued Vacation Pay (9)	$3,153	$3,153	$3,153	$3,153	$—	$—	$3,153	$3,153

Kevin Ball

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$248,228	$—	$248,228	$—	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$81,668	$—	$81,668	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$31,273	$—	$31,273	$31,273	$31,273
Associate Stock Ownership Plan (ASOP) (4)	$8,876	$8,876	$8,876	$8,876	$8,876	$8,876	$8,876	$8,876
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Performance Shares (6)	$—	$65,550	$65,550	$65,550	$—	$65,550	$65,550	$65,550
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$898,110	$—
Health and Disability Benefits (8)	$—	$—	$—	$13,105	$—	$13,105	$—	$1,662,296
Accrued Vacation Pay (9)	$6,524	$6,524	$6,524	$9,786	$—	$6,524	$6,524	$6,524

(1)	Severance payments represent payments of base salary for a period of months as specified in the executive’s employment contract.

(2)	COIP is a semi-annual cash-based performance incentive plan under which payments are made shortly after the six month period in which performance is measured. For purposes of the above tables, the COIP numbers represent estimated cash incentives based on 100% achievement of stated performance goals. See the Compensation Discussion and Analysis section above for more information regarding the COIP.

(3)	SERP amounts shown above represent the amount which becomes vested under each of the various scenarios.

(4)	ASOP amounts shown above represent only the vested portion of each executive’s ASOP balance as of January 31, 2008.

(5)	The payments relating to stock options represent the value of unvested and accelerated stock options as of January 31, 2008, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our common stock on January 31, 2008.

(6)	Amounts shown above represent only the performance shares for which the related performance goals have been reached. During fiscal 2007, the Company achieved the performance goal of $15 million pre-tax income.

(7)	Life insurance benefits represent proceeds payable directly to the beneficiary/beneficiaries of the executive’s company-provided life insurance policy.

(8)	Health Benefits include COBRA benefits (medical, dental, life) for the executive for a number of months as specified in the respective employment contracts. Disability benefits represent the lesser of 70% of the executive’s annual salary or $10,000 per month, until the executive reaches 65 years of age.

(9)	Each executive will receive all accrued vacation time should an involuntary not for cause termination occur. Should termination be for cause or a change in control occur, the executive will not receive accrued vacation. For each other termination, the executive’s accrued vacation time is limited by certain company policies.

DIRECTOR COMPENSATION
We reimburse all directors for expenses incurred in connection with their activities as directors. Our non-employee directors receive an annual cash retainer of $25,000 and an annual grant of shares of common stock valued at $10,000 for service as directors. In addition, each non-employee director receives a fee of $1,000 for each director meeting and $750 for each committee meeting attended in person or by telephone. Additional retainer fees are provided to the Chair of the Audit Committee, other Audit Committee members, and the Chair of the Compensation Committee in the amounts of $12,500; $2,500; and $2,500, respectively.
The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended January 31, 2008.

					Change in
					Pension Value
				Non-Equity	And
				Incentive	Nonqualified
	Fees Earned or	Stock	Option	Plan	Deferred	All Other
Name(1)	Paid in Cash	Awards(2)	Awards(3)	Compensation	Compensation	Compensation	Total
Danny W. Gurr	$37,500	$25,751	$2,994	$—	$—	$—	$66,245
Daryl L. Lansdale	$45,250	$25,751	$2,994	$—	$—	$—	$73,995
Ann S. Lieff	$43,500	$25,751	$2,994	$—	$—	$—	$72,245
Frank O. Marrs	$51,500	$25,751	$2,994	$—	$—	$—	$80,245
Jeffrey G. Shrader	$33,000	$25,751	$2,994	$—	$—	$—	$61,745

(1)	John H. Marmaduke, the Chairman of the Board, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a Director. The compensation received by Mr. Marmaduke as an employee of the Company is shown in the Summary Compensation Table on page 13.

(2)	Amounts include annual award of $10,000 of Common Stock, which reflects the fair market value of shares of stock received, and performance based restricted stock grants, for which the Company estimates that it is probable the performance criteria will be met. For each stock award, the value shown is what is included in the Company’s financial statements in accordance with FAS 123 (R). See the Company’s Annual Report on 10-K for the year ended January 31, 2008 for a complete discussion of the performance based restricted stock grants. Each Director has 15,000 shares under performance based restricted stock grants. Of this amount, the performance goal of 5,000 shares was met during fiscal 2007. The Company estimates that it is probable the performance goal related to another 5,000 shares will be achieved, and is therefore included in the amounts presented above. The remaining shares have performance goals that must be achieved during fiscal 2008 or 2009.

(3)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2008 in accordance with SFAS 123 (R). As of January 31, 2008, each Director disclosed above has the following number of options outstanding: Danny W. Gurr: 12,590; Daryl L. Lansdale: 22,710; Ann S. Lieff: 4,554; Frank O. Marrs: 20,180; and Jeffrey G. Shrader: 36,252.

SECURITY OWNERSHIP
The following table sets forth information as of April 22, 2008 regarding the beneficial ownership of common stock by each person known by Hastings to own five percent or more of our outstanding common stock, each director, each executive officer, and the directors and executive officers of Hastings as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 10,268,438 shares of common stock outstanding as of April 22, 2008.

	Amount and Nature of
Name and Address(1)	Beneficial Ownership(2)	Percent of Class(3)
John H. Marmaduke (4)	3,035,263	29.00%
Stephen S. Marmaduke (5)	1,377,282	13.36%
Dimensional Fund Advisors LP (6)	958,954	9.34%
AXA Financial, Inc. (7)	596,797	5.81%
Jeffrey G. Shrader (8)	241,820	2.35%
Dan Crow (9)	200,148	1.93%
Alan Van Ongevalle (10)	134,492	1.30%
Frank Marrs (11)	46,608	*
John Hintz (12)	40,868	*
Victor Fuentes (13)	36,783	*
Daryl L. Lansdale (14)	32,759	*
Ann S. Lieff (15)	32,011	*
Kevin J. Ball (16)	19,857	*
Danny W. Gurr (17)	14,710	*
Phil McConnell (18)	5,000	*

All current directors and executive officers as a group (11 total) (19)	3,680,322	33.91%

*	Represents less than 1%.

(1)	The address for each of the beneficial owners identified, unless otherwise noted, is c/o Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.

(2)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which he or she, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which he or she has the right to acquire voting and/or investment power. The number of shares shown includes outstanding shares of common stock owned as of April 22, 2008 by the person indicated and underlying options exercisable within 60 days of April 22, 2008 owned by that person.

(3)	Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of April 22, 2008 and the number of unissued shares with respect to which that person had the right to acquire voting and/or investment power within 60 days of April 22, 2008.

(4)	Includes 2,234,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president, 159,997 shares held in the John H. Marmaduke Grantor Retained Annuity Trusts #2004, #2005, and #2006 (as to which Mr. Marmaduke shares voting and investment power), 38,735 shares held by Martha A. Marmaduke, John H. Marmaduke’s wife, 6,940 shares and 6,379 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 197,066 shares of common stock.

(5)	Includes 1,020,365 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president and options exercisable for 42,710 shares of common stock.

(6)	As reported in its Schedule 13G, dated December 31, 2007 (the “Schedule 13G”), Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) (“Dimensional”) located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Hastings that are owned by the Funds, and therefore may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes then Section 13(d) of the Securities Exchange Act of 1934.

(7)	The address for AXA Financial Inc. is 1290 Avenue of the Americas, New York, NY 10104. Based on the share information set forth in a Schedule 13G filed with the Securities and Exchange Commission on December 31, 2007. AXA expressly declares the filing of the Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Securities Exchange Act of 1934, the beneficial owner of any shares.

(8)	Includes 32,710 options exercisable for shares of common stock and 159,997 shares held as trustee of the John H. Marmaduke Grantor Retained Annuity Trusts #2004, #2005, and #2006 (as to which Mr. Shrader shares voting and investment power). Mr. Shrader disclaims beneficial ownership of the shares held by him as trustee.

(9)	Includes 4,052 shares and 263 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 113,833 options exercisable for shares of common stock.

(10)	Includes 4,576 shares and 82 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 105,167 options exercisable for shares of common stock.

(11)	Includes 16,638 options exercisable for shares of common stock.

(12)	Includes 3,052 and 4,016 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 33,800 options exercisable for shares of common stock.

(13)	Includes 3,245 and 205 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 33,333 options exercisable for shares of common stock.

(14)	Includes 19,168 options exercisable for shares of common stock.

(15)	Includes 1,012 options exercisable for shares of common stock.

(16)	Includes 1,357 shares held in Hastings’ Associate Stock Ownership Plan and 18,500 options exercisable for shares of common stock.

(17)	Includes 9,048 options exercisable for shares of common stock.

(18)	Includes 5,000 options exercisable for shares of common stock.

(19)	Excludes shares with respect to which Mr. Shrader has disclaimed beneficial ownership as described in footnote 8.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning stock options outstanding, the weighted average exercise price of those options and options remaining to be granted under existing option plans, whether approved or not approved by security holders, as of January 31, 2008. The purpose of this table is to illustrate the potential dilution that could occur from past and future equity grants. Hastings does not have any outstanding warrants or stock appreciation rights.

Equity Compensation Plan Information
	Number of securities				Number of securities
	to be issued		Weighted-average		remaining available for
	upon exercise of		exercise price of		future issuance under
	outstanding options,		outstanding options,		equity compensation
Plan category	warrants and rights		warrants and rights		plans
Equity compensation plans approved by security holders	1,188,703	(1)	$5.45	(2)	616,091
Equity compensation plans not approved by security holders	—		—		—

Total	1,188,703		$5.45		616,091

(1)	Includes 905,373 shares of Common Stock issuable upon exercise of outstanding options and 283,330 shares of performance based restricted stock that will be granted if the Company achieves the related performance goals.

(2)	The weighted-average exercise price does not take into account the performance based restricted shares discussed in footnote (1) because the restricted stock shares do not have an exercise price upon vesting.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Jeffrey G. Shrader is a shareholder in the law firm of Sprouse Shrader Smith P.C. in Amarillo, Texas, which has provided legal services to Hastings since 1993. Hastings made aggregate legal payments of approximately $0.2 million to such law firm in fiscal 2007. Invoices for legal services provided by Sprouse Shrader Smith P.C. are reviewed by the Controller and Chief Financial Officer. Hastings believes that these services have been provided on terms as favorable as those that we could have obtained from an unrelated third party.
On April 25, 2007; May 29, 2007; July 25, 2007; September 27, 2007; and January 25, 2008, Hastings purchased 50,000; 50,000; 40,000; 55,000; and 20,000 respective shares of its common stock from Sterne Agee Capital Markets, Inc., which acquired the shares immediately prior to each sale from Stephen S. Marmaduke, the brother of the Company’s Chief Executive Officer, John H. Marmaduke, in transactions that qualified as riskless principal transactions within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934. The price paid for the shares was $7.18 per share, $7.00 per share, $7.50 per share, $8.28 per share, and $8.57 per share, respectively, the market price at the time of the respective transactions. The total price paid for the shares was $1,635,800. Stephen S. Marmaduke beneficially owned 13.36% of Hastings’ outstanding common stock at April 22, 2008.

AUDIT COMMITTEE REPORT
In accordance with its written charter approved by the Board of Directors, the Audit Committee assists the Board in, among other things, oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices of Hastings.
The Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Hastings’ independent registered public accounting firm (“independent auditor”), Ernst & Young LLP (“Ernst & Young”), is responsible for the audit of the consolidated financial statements. The Committee’s responsibility is to monitor and review these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the independent auditor’s opinion on the consolidated financial statements.
During fiscal year 2007, the Committee had eight meetings. The Committee’s regular meetings were conducted so as to encourage communication among the members of the Committee, management, the internal auditors and Hastings’ independent auditor. Among other things, the Committee discussed with Hastings’ internal and independent auditors the overall scope and plans for their respective audits. The Committee separately met with each of the internal and independent auditors, with and without management present, to discuss the results of their respective examinations, observations and recommendations regarding Hastings’ internal controls. The Committee also discussed with Hastings’ independent auditor all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
The Committee reviewed and discussed the audited consolidated financial statements of Hastings as of and for the year ended January 31, 2008 with management, the internal auditors and Hastings’ independent auditor. Management’s discussions with the Committee included a review of critical accounting policies.
The Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and Hastings that might bear on the auditor’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditor any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditor’s independence.
Effective May 20, 2003, Hastings adopted a policy that it would no longer engage its primary independent auditor for non-audit services other than “audit-related” services as defined by the Securities and Exchange Commission (“SEC”), certain tax services and other permissible non-audit services specifically approved by the Chair of the Committee and presented to the full Committee at its next regular meeting. The policy requires pre-approval of all services provided. The policy also includes limitations on the hiring of Ernst & Young partners and other professionals to ensure that Hastings satisfies the SEC’s auditor independence rules. The Committee has reviewed and approved the amount of fees paid to Ernst & Young for audit and non-audit services. The Committee concluded that the provision of services by Ernst & Young is compatible with the maintenance of Ernst & Young’s independence.

Based on our review and discussions with management, the internal auditors and the independent auditor, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee, at a meeting held in April 2008, recommended to the Board of Directors that Hastings’ audited consolidated financial statements be included in Hastings’ Annual Report on Form 10-K for the fiscal year ended January 31, 2008, for filing with the SEC.
Frank O. Marrs, Chair
Daryl L. Lansdale
Ann S. Lieff
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees paid for professional services rendered by Ernst & Young LLP during the fiscal years 2007 and 2006 were as follows:

	2007	2006
Audit Fees	$660,214	$596,727
Audit-Related Fees	4,131	35,614
Tax Fees	119,669	92,143
All Other Fees	1,624	1,483

Total Fees	785,638	$725,967

Fiscal year 2007. Audit-related fees consist of accounting consulting services related to Section 404 of the Sarbanes-Oxley Act. Tax fees consist principally of tax compliance, consulting and planning. All other fees included a subscription to Ernst & Young’s online research tool.
Fiscal year 2006. Audit-related fees consist of accounting consulting services related to the Company’s inventory costing methodology and SFAS 123 (R) adoption. Tax fees consist principally of tax compliance, consulting and planning. All other fees included a subscription to Ernst & Young’s online research tool.
The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services, provided that the chairman reports any decisions to the committee at its next scheduled meeting.

PROPOSAL NO. 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Description of Proposal
     In accordance with its charter, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for fiscal 2008 and to render other services required of them. The Board is submitting the appointment of Ernst & Young LLP for ratification at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
     The submission of this matter for approval by shareholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of such firm as the independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.
     The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent registered public accounting firm. Ratification by the shareholders of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm at any time during the year or thereafter.
The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm (Proposal 2 on the proxy card).
OTHER MATTERS
We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.
ANNUAL REPORT
The Annual Report to our Shareholders, including financial statements for the fiscal year ended January 31, 2008, accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.
FORM 10-K
Copies of the Company’s Annual Report on Form 10-K (excluding exhibits) are available, without charge, upon written request to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, Attention: Investor Relations Department or by visiting the Investor Relations section of our website at www.gohastings.com. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover expenses incurred in furnishing the exhibits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than five percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders. Based solely on our review of the copies of Section 16(a) reports received by us with respect to fiscal 2007, including those reports that we have filed on behalf of our directors and executive officers, other than as described below, we believe that during the fiscal year ended January 31, 2008 our directors, officers and five percent holders complied with all filing requirements under Section 16(a) of the Securities Exchange Act.
     Ann S. Lieff filed a delinquent Form 4 on November 30, 2007.
SHAREHOLDER PROPOSALS
To be considered for inclusion in our proxy statement for the 2009 Annual Meeting, proposals of shareholders must be in writing and received by us no later than January 16, 2009. To be presented at the 2009 Annual Meeting without inclusion in our proxy statement for such meeting, proposals of shareholders must be in writing and received by us no later than April 15, 2009. Proposals should be mailed to the Corporate Secretary of Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102 and include the information required by Section 2.05(a) of our Bylaws. Proposals related to shareholder nominated directors must be submitted in accordance with the guidelines set forth in the section entitled “Consideration of Shareholder Nominated Directors” contained herein.
By Order of the Board of Directors,
/s/ Natalya A. Ballew
NATALYA A. BALLEW
Corporate Secretary
Amarillo, Texas
May 16, 2008

PROXY
HASTINGS ENTERTAINMENT, INC.
This proxy is solicited by the Board of Directors of Hastings Entertainment, Inc. for the Annual Meeting of Shareholders to be held at 4:00 p.m. central daylight time on Wednesday, June 4, 2008, at the Company’s Store Support Center. The Store Support Center is located at the 3601 Plains Boulevard in Amarillo, Texas. The undersigned hereby appoint(s) Natalya Ballew, with full power of substitution, and with discretionary authority, the proxy of the undersigned to vote all shares of common stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on June 4, 2008, and at any adjournment thereof, upon the matters listed below, and in accordance with her best judgment with respect to any other matters that may properly come before the meeting.
The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the two nominees for director, (ii) for the ratification of appointment of the independent auditors, and (iii) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.
This proxy is solicited on behalf of our Board of Directors and may be revoked prior to its exercise. The Board of Directors request that you promptly execute and mail this proxy.
     Dated this                      day of                     , 2008

(Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)
1.	Election of Two Directors:

Nominee:	For	Withhold

Daryl L. Lansdale	☐	☐
Frank O. Marrs	☐	☐
2.	Ratification of the Appointment of Independent Auditors:

For	Against	Abstain
☐	☐	☐
3.	In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting and any adjournment thereof.
Vote by Internet at http://www.proxyvoting.com/hast or by telephone at 1-866-540-5760 or by mail. If you vote by Internet or by telephone, you do not need to mail back your proxy card.